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                          Kimco Realty Corporation

                          (a Maryland Corporation)
                                Common Stock

                               Terms Agreement

                                                       Dated:  November 4, 1998

To:      Kimco Realty Corporation
         3333 New Hyde Park Road
         Suite 100
         New Hyde Park, New York  11042-0020

Attention:  Chairman of the Board of Directors

Dear Sirs:

         We (the "Underwriter") understand that Kimco Realty Corporation, a Maryland corporation (the "Company"), proposes to issue and sell the number of shares of its common stock, $.01 par value per share (the "Common Stock"), set forth below (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we offer to purchase the Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) to the extent any are purchased, at the purchase price set forth below.

         The Underwritten Securities shall have the following terms:

Title of Securities:  Common Stock, $.01 par value

Number of Shares:  650,000

Public offering price per share:  $39.6875

Purchase price per share:  $37.7075

Number of Option Securities:  not authorized

Delayed Delivery Contracts:  not authorized

Closing date and location:  November 10, 1998; Chapman and Cutler, 111 West
      Monroe Street, Chicago, IL 60603

         All the provisions contained in the document attached as Annex A hereto entitled "Kimco Realty Corporation--Common Stock, Warrants to Purchase Common Stock, Preferred Stock and Depositary Shares--Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein; provided that the reference to the registration

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statement on Form S-3 (No. 333-37285) shall be deemed to refer to both the registration statement on Form S-3 (No. 333-37285) and the registration statement on Form S-3 (No. 333-61303). Terms defined in such document are used herein as therein defined.

Please accept this offer on November 4, 1998, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                           Very truly yours,

                                           Edward D. Jones & Co., L.P.

                                           By /s/ T. William Hizar, Jr.
                                              -----------------------------
                                              Name:  T. William Hizar, Jr.
                                              Title: Principal

Accepted:

Kimco Realty Corporation

By /s/ Michael V. Pappagalo
   ------------------------------
   Name:  Michael V. Pappagalo
   Title: VP/CFO